Exhibit 7.10


                                                             EXECUTION COPY


                       THOMAS H. LEE EQUITY FUND VI, L.P.
                      THOMAS H. LEE PARALLEL FUND VI, L.P.
                    THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
                        c/o Thomas H. Lee Partners, L.P.
                         100 Federal Street, 35th Floor
                           Boston, Massachusetts 02110

                        GS CAPITAL PARTNERS VI FUND, L.P.
                   GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
                      GS CAPITAL PARTNERS VI GMBH & CO. KG
                      GS CAPITAL PARTNERS VI PARALLEL, L.P.
                             GSMP V ONSHORE US, LTD.
                            GSMP V OFFSHORE US, LTD.
                          GSMP V INSTITUTIONAL US, LTD.
                            c/o Goldman, Sachs & Co.
                                 85 Broad Street
                            New York, New York 10004


CONFIDENTIAL

March 17, 2008

WAL-MART STORES, INC.
702 SW 8th Street
Bentonville, AR 72716

Ladies and Gentlemen:

         Reference is hereby made to that certain Wal-Mart equity participation letter agreement, by and between the Investors (as defined below) and Wal-Mart Stores Inc., dated as of February 11, 2008, which the parties hereby amend and restate in full, as more fully set forth below:

         Reference is hereby made to (i) that certain Amended and Restated Purchase Agreement, dated as of March 17, 2008, as it may be further amended from time to time (the "Purchase Agreement"), among MoneyGram International, Inc., a Delaware corporation (the "Company"), and the several parties set forth on Schedule A attached thereto (such parties, together with the Permitted Transferees contemplated by Section 7 below, the "Investors"), and (ii) that certain Money Services Agreement, effective as of February 1, 2005, as amended, by and between Travelers Express Company, Inc., MoneyGram Payment Systems, Inc. and Wal-Mart Stores, Inc. ("Wal-Mart") (such agreement, the "Money Services Agreement").

         In connection with Amendment No. 3 to the Money Services Agreement that Wal-Mart has entered into on the date hereof (attached hereto as Exhibit A and referred to as the "Amendment"), the parties hereto hereby agree as follows:

         1. Definitions. For purposes of this letter agreement (this
"Agreement"):

          "Affiliate" means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

         "Beneficially Own" and "Beneficial Ownership" are used herein as defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.

         "Board of Directors" means the board of directors of the Company.

         "Business Combination" means (i) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Company with any Person or (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets.

          "Change in Control" means the happening of any of the following events:

          (i) any Person (other than any Investor or any of its Affiliates) acquires Beneficial Ownership, directly or indirectly, of 50% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Corporation Voting Stock");

          (ii) consummation of a Business Combination pursuant to which either
(A) the Persons that were the Beneficial Owners of the Outstanding Corporation Voting Stock immediately prior to such Business Combination Beneficially Own, directly or indirectly, less than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of the entity resulting from such Business Combination (including, without limitation, a company that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), or (B) any Person (other than any Investor or its Affiliates) Beneficially Owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of the entity resulting from such Business Combination; or

         (iii) approval by the stockholders of the Company of a liquidation or dissolution of the Company.

         "Economic Benefits" means any economic benefits arising out of or relating to the ownership of the Participation Securities, including, without limitation, Participation Securities Payments and cash payments from dividends, distributions, redemptions, liquidation preferences and contingent value rights. For the avoidance of doubt, "Economic Benefits" does not include (i) the right to vote, nominate, designate or elect directors or otherwise manage the operations of the Company, (ii) closing, break-up, transaction or similar fees or (iii) reimbursement of expenses received by the Investors or their Affiliates.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "Investor's Basis" means, for each Investor, the amount paid for the Initial Securities acquired by such Investor pursuant to the Purchase Agreement, as set forth on Schedule A thereto.

         "Investor's Profit" means, for each Investor, the total amount of Participation Securities Payments received by such Investor, less such Investor's Basis. It is acknowledged that Investor's Profit for an Investor can result prior to the sale of all Participation Securities by such Investor.

         "Participation Securities" means (i) the Series B Preferred Stock and Series B-1 Preferred Stock of the Company purchased by the Investors pursuant to the Purchase Agreement (such securities referred to herein as the "Initial Securities"), (ii) any other securities, including Series D Preferred Stock and Common Stock of the Company, into which any of the Initial Securities are converted, exchanged or exercised, and (iii) any security or other property which is paid as a dividend on or otherwise paid in respect of the securities referred to in the foregoing clauses (i) or (ii).

         "Participation Securities Payment" means (A) any cash payment by the Company on or in respect of the Participation Securities after the Closing (as defined in the Purchase Agreement), (B) any cash payment received by an Investor in consideration of such Investor's sale or transfer of Participation Securities to an unaffiliated third party (other than another Investor who may be unrelated to such transferring Investor) or (C) any other Economic Benefits arising out of or relating to the Participation Securities. Any Investor that distributes Participation Securities in kind to its investors shall be deemed to have received a Participation Securities Payment equal to the fair market value of such distributed Participation Securities (calculated in the same manner as is used under its constituent documents to calculate the value of such Participation Securities so distributed).

         "Person" means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of March 25, 2008, by and among the Investors and the Company.

         "Shareholders' Agreement" means that certain Shareholders' Agreement, dated as of March 17, 2008, by and among the Investors.

         "Special Entity" means (i) any retailer (including a grocer but not including any financial services retailer) with combined annual worldwide revenues above $25 billion or listed on Exhibit B to this Agreement, or an Affiliate of any such retailer or grocer; or (ii) a financial services retailer primarily engaged in the business of providing pay-day lending and/or check cashing services in North America. For purposes hereof, a "retailer" means a Person that operates stores for sale of goods or services directly to the public.

         "Special Entity Change in Control" means a Change in Control by a Special Entity.

         2. Effectiveness of Amendment. Wal-Mart expressly acknowledges that entry into the Purchase Agreement by the parties thereto in no way affects the validity and enforceability of the Amendment. The Amendment remains in full force and effect and is unchanged, and the term of the Wal-Mart Money Services Agreement, effective February 1, 2005, as amended, shall continue through January 31, 2013, provided that the conditions in Section VII of the Amendment have been satisfied.

         3. Participation Right. At any time that an Investor receives a Participation Securities Payment with respect to any Participation Securities held by such Investor, and such Participation Securities Payment, along with all other Participation Securities Payments that have been received with respect to such Participation Securities as of such date, in the aggregate exceeds such Investor's Basis in such Participation Securities, then such Investor shall make the payments required by this Section 2. It is acknowledged that Investor's Profit for an Investor can result prior to the sale of all Participation Securities by such Investor. Each Investor agrees to pay, and hereby grants Wal-Mart the right to receive, the following payments:

            o 5% of such Investor's Profits until such time as the total Participation Securities Payments received by such Investor equals 1.5 times such Investor's Basis,

            o 9% of any additional Participation Securities Payments received by such Investor (in excess of 1.5 times such Investor's Basis) until such time as the total Participation Securities Payments received by such Investor equals 2.0 times such Investor's Basis, and

            o 12% of any additional Participation Securities Payments received by such Investor (in excess of 2.0 times such Investor's Basis).


          Any amount payable by an Investor to Wal-Mart hereunder is referred to as a "Participation Amount".

         4. Notice of Sale; Election of Payment; Etc.

         (a) If an Investor intends to consummate a transaction for cash which could give rise to a payment obligation under Section 2, such Investor shall give written notice of such intention (a "Sale Notice") to Wal-Mart. Wal-Mart shall, within seven (7) business days of such Sale Notice, designate in writing to such Investor (an "Election Notice") its preferred manner of receiving the Participation Amount. The Election Notice shall provide that all Participation Amounts received in any sale or transfer subject to any Sale Notice shall be paid either entirely in cash or entirely in Participation Securities. If more than one Investor sells or transfers Participation Securities with other Investors in the same transaction or series of related transactions, Wal-Mart shall make the same election as to method of payment for all Investors participating in such transaction. If Wal-Mart shall fail to provide an Election Notice within such seven (7) business day period, it shall be deemed to have given an Election Notice on the last day of such period electing to receive its payment in cash.

         (b) The Investor shall have thirty (30) days following Wal-Mart's delivery of an Election Notice to consummate the applicable transaction, and Wal-Mart's Election Notice with respect thereto shall apply to any Participation

Amount arising out of any transaction occurring during such thirty (30) day period.

         (c) Within five (5) business days following receipt by an Investor of any cash that entitles Wal-Mart to a Participation Amount pursuant to the terms of this Agreement, such Investor shall pay the Participation Amount to Wal-Mart either in cash or, subject to the last sentence of Section 3(g), in Participation Securities, as provided in the applicable Election Notice.

         (d) If payment will be in Participation Securities, Wal-Mart shall be entitled to receive Participation Securities (pro rata as to type and series) with a value (determined using the values attributed to the applicable Participation Securities) equal to the Participation Amount to which Wal-Mart is entitled. If the value of the Investor's remaining Participation Securities is less than the amount to which Wal-Mart is entitled hereunder, the Investor shall transfer to Wal-Mart all of its remaining Participation Securities plus cash in an amount equal to the difference between the applicable Participation Amount payable and the value of such remaining Participation Securities (determined using the values attributed to the Participation Securities giving rise to such Participation Amount).

         (e) Notwithstanding anything to the contrary contained herein, in the event of Participation Securities Payments received by any Investor in connection with a Change in Control that could be a Terminating Change in Control, the Investor shall not be required to pay the applicable Participation Amount to Wal-Mart until the sixty first (61st) day following such Change in Control and, if such Change in Control is in fact a Terminating Change in Control, then no payment shall be payable to Wal-Mart with respect thereto.

         (f) No Sale Notice shall be required to be delivered by any Investor in connection with any transfer of Participation Securities in kind to its investors. Any Participation Amount payable to Wal-Mart pursuant to this Agreement with respect to any such transfer in kind shall be paid to Wal-Mart upon the closing of such transfer in the same type of Participation Securities as were transferred to such Investor's investors. The Participation Securities paid to Wal-Mart as its Participation Amount in such event shall be valued at the fair market value of the Participation Securities so transferred (calculated in the same manner as is used under such Investor's constituent documents to calculate the value of such Participation Securities so transferred).

         (g) In the event that Wal-Mart is to receive any Participation Securities in accordance with this Agreement, Wal-Mart (i) shall sign a joinder to the Shareholders' Agreement pursuant to which it agrees to be bound as a Shareholder thereunder and (ii) shall be entitled to become a party to the Registration Rights Agreement. In addition, prior to receiving such Participation Securities, Wal-Mart shall comply with all applicable laws with respect to such acquisition, including without limitation, the Hart Scott Rodino Improvements Act of 1976, as amended, and Wal-Mart hereby agrees to use all commercially reasonable efforts to cause such purchase to comply with all such laws. In the case of its exercise of the option contemplated by Section 4 below, any required compliance shall be obtained as of the Closing (as defined in the Purchase Agreement), and Wal-Mart shall sign a mutually acceptable joinder agreement pursuant to which it would agree to be bound by the obligations of the Investors under the Purchase Agreement. Wal-Mart agrees to enter into any purchase agreement with the Investors or the Company, as the case may be, reasonably requested by them in connection with such transaction, including appropriate private placement representations and acknowledgements customary for transactions involving institutions such as Wal-Mart and the Investors. Other than closing of the option contemplated by Section 4, the closing of any such transfer to Wal-Mart shall occur during an open trading window for the Company's officers and directors.

         4. Purchase Option. The Investors hereby grant to Wal-Mart the option to purchase as of the Closing under the Purchase Agreement as assignee from the Investors (such assignment to be made pro rata among the Investors or in such other manner as they shall agree) ten percent (10%) of the Initial Securities to be purchased under the Purchase Agreement at Closing (as defined in the Purchase Agreement) at the same price paid therefor by the Investors. This option must be exercised by Wal-Mart providing the Investors with written notice of its intent to exercise this option, which notice must be sent no later than the third business day prior to the Closing. Any such notice shall be deemed to be Wal-Mart's irrevocable agreement to purchase such securities from the Company at the Closing (as defined in the Purchase Agreement).

         5. Purchaser Representations; Acknowledgment.

         (a) Wal-Mart acknowledges that the Participation Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder or under any state securities laws and that there is no public or other market for the Participation Securities (other than the Common Stock). To the extent Wal-Mart acquires any Participation Securities hereunder, Wal-Mart hereby represents that it (i) is acquiring such securities for its own account solely for investment and not with a view to distribution in violation of the Securities Act or other securities laws, (ii) will not sell or otherwise dispose of any such securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the securities and of making an informed investment decision and
(iv) is an Accredited Investor (as that term is defined by Rule 501 of the Securities Act). Wal-Mart acknowledges that (i) in consummating the transactions contemplated hereby and entering into the Amendment, it is not relying in any way on any representations or warranties whatsoever, express or implied, at law or in equity, made or not made by any of the Investors (or any of their respective officers, directors, controlling persons, employees, subsidiaries, affiliates or advisors) regarding the Company or the Company's business, and
(ii) Wal-Mart is relying on its own investigation and analysis of the Company and its business, and is not relying on any investigation made or not made by the Investors or on any due diligence materials provided by the Investors.

         (b) Wal-Mart hereby acknowledges that on the Closing Date (as defined in the Purchase Agreement), after giving effect to the transactions contemplated by the Purchase Agreement, (i) the Company is in sound financial condition and
(ii) as of such date, Wal-Mart does not have cause to terminate the Services Agreement pursuant to Section 5 of the Money Orders Addendum thereto.

         6. Approval Right for Changes in Control. Without the prior written consent of Wal-Mart, the Investors shall not vote in favor of, consent to, or sell or transfer their Participation Securities in a manner that would result in, a Change in Control prior to the two year anniversary of the date hereof.

         7. No Assignment; Transfers. None of the rights, benefits, obligations or duties under this Agreement may be assigned or transferred by any party hereto. Notwithstanding the foregoing, the Investors shall have the right to transfer the Participation Securities to a Permitted Transferee (as defined in the Shareholders' Agreement) in accordance with the terms of the Shareholders' Agreement; provided such Permitted Transferee agrees to be bound as an Investor under this Agreement in the same manner as the Investor making such transfer (including agreeing to make payments under Sections 2. Any cash received by the transferring Investor from a Permitted Transferee in connection with such a transfer shall be disregarded for determining Investor's Participation Securities Payments hereunder. Without limiting the Investors' obligations hereunder, nothing in this Agreement other than Section 6 hereof shall restrict the Investors from transferring any Participation Securities to any third party that is not a Permitted Transferee and, for the avoidance of doubt, no such transferee shall be bound by this Agreement.

         8. Term. This Agreement shall become effective upon the Closing (as defined in the Purchase Agreement), but subject to the effectiveness of the Amendment on such date, and shall terminate at such time as the Investors no longer own any Participation Securities, but only to the extent that the Investors have complied with the terms of this Agreement, including by making the payments required by Sections 2 and 3 hereof with respect to any such transfer. In addition, this Agreement shall terminate upon the earlier of (i) a termination of the Services Agreement by Wal-Mart in accordance with the Change in Control termination rights contained in Section VI.(a) of the Amendment exercised in connection with a Change in Control that is not a Special Entity Change in Control (a "Terminating Change in Control"), it being acknowledged that Wal-Mart shall not be entitled to receive payments under Sections 2 or 3 hereof with respect to proceeds received in a Terminating Change in Control and
(ii) a termination of the Services Agreement prior to the five year anniversary of the date hereof by the Company due to a breach of the Services Agreement by Wal-Mart. For the avoidance of doubt, a Special Entity Change in Control or a termination by Wal-Mart of the Money Services Agreement for breach by the Company or as a result of a Special Entity Change in Control, shall in no way affect Wal-Mart's right to receive any payment payable under Section 2 or
Section 3 of this Agreement.

         9. Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Wal-Mart and each of the Investors party to this Agreement.

         10. Governing Law, Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

         11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally by hand, when sent by email or one business day following the day sent by a reputable national overnight courier, in each case at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

         If to Wal-Mart, to:

                                   Wal-Mart Stores, Inc.
                                   702 SW 8th Street
                                   Bentonville, Arkansas  72716
                                   Fax No.:  479-273-8606
                                   Attn: President Wal-Mart Financial Services

                                   Wal-Mart Stores, Inc.
                                   702 SW 8th Street
                                   Bentonville, Arkansas  72716
                                   Fax No.:  479-277-5991
                                   Attn:  Senior Vice President & Deputy
                                          General Counsel

                                   Wal-Mart Stores, Inc.
                                   702 SW 8th Street
                                   Bentonville, Arkansas  72716
                                   Fax No.:  479-273-8606
                                   Attn: Senior Director of Business Development

         with a copy (which shall not constitute notice) to:

                                   Gibson, Dunn & Crutcher LLP
                                   200 Park Avenue
                                   New York, New York  10166
                                   Fax No.: 212-351-4035
                                   Attn:  Dennis J. Friedman, Esq.
                                          Rashida K. La Lande, Esq.

         If to a THL Investor (as defined in the Purchase Agreement), to:

                                   c/o Thomas H. Lee Partners, L.P.
                                   100 Federal Street, 35th Floor
                                   Boston, Massachusetts  02110
                                   Fax No.: (617) 227-3514
                                   Attn: Thomas M. Hagerty
                                         Seth W. Lawry
                                         Scott L. Jaeckel

         with a copy (which shall not constitute notice) to:

                                   Weil, Gotshal & Manges LLP
                                   100 Federal Street, 34th Floor
                                   Boston, Massachusetts  02110
                                   Fax No.: (617) 772-8333
                                   Attn:  James Westra, Esq.
                                          Steven Peck, Esq.

         If to a GS Investor (as defined in the Purchase Agreement), to:

                                    c/o Goldman, Sachs & Co.
                                    85 Broad Street
                                    New York, New York  10004
                                    Attention: Edward Pallesen
                                    Bradley Gross
                                    Fax:  (212) 357-5505

          with a copy (which shall not constitute notice) to:

                                    Fried, Frank, Harris, Shriver & Jacobson LLP
                                    One New York Plaza
                                    New York, New York 10004
                                    Attention: Robert Schwenkel, Esq.
                                               David Shaw, Esq.
                                    Fax:  (212) 859-4000

         12. No Third Party Beneficiary Rights. Nothing in this Agreement shall create or deem to create any third party beneficiary rights of any person or entity not a party to this Agreement.

         13. Severability. Except to the extent specifically set forth otherwise herein, if any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         14. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

         16. Relationship of the Parties. Wal-Mart acknowledges and agrees that
(i) its rights under this Agreement are exclusively contractual in nature and nothing contained herein shall create any equity interest in the Company or any of its Affiliates, (ii) neither the Investors nor the Company nor any of their respective officers, directors or Affiliates shall owe any fiduciary duty of any kind to Wal-Mart by virtue of this Agreement, and (iii) except as otherwise expressly set forth herein, the Investors and their respective Affiliates shall be free to make any decision with respect to the Participation Securities in any manner that the Investors and their respective Affiliates shall determine in their sole discretion and, without limiting the foregoing, except as otherwise expressly set forth herein, the Investors and their Affiliates shall be free to effect any sale or disposition of the Participation Securities or take any action (or refrain from taking any action) with respect to the Participation Securities and/or the Company.

         17. Entire Agreement. This Agreement and the General Release and Indemnification Agreement with Thomas H. Lee Partners, L.P, dated as of January 18, 2008, constitute the entire agreement reached between the parties to this Agreement with respect to the subject matter hereof and supersedes all prior arrangements between such parties relating to such subject matter.

         18. Confidentiality. Neither the Investors, on the one hand, nor Wal-Mart, on the other hand, shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby or disclose the terms of this Agreement without obtaining the prior approval of the other, which approval will not be unreasonably withheld or delayed, unless disclosure is otherwise required by applicable law, provided that, to the extent required by applicable law, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable law to consult with the other party with respect to the text thereof; and provided further; nothing herein shall prevent any party from disclosing the terms of this Agreement with their legal and financial advisors and, in the case of the Investors, to their partners and investors who have agreed to keep such matters confidential.

         19. Reporting. Each Investor agrees to report to Wal-Mart on the date of Closing and quarterly thereafter (i) any changes to the ownership of Participation Securities by such Investor, including the name of any transferee and the number and kind of Participation Securities transferred, (ii) the receipt of any Participation Securities Payments, (iii) the cumulative calculation of Investor's Profits and (iv) information regarding how the fair market value of Participation Securities would be calculated by any Investor's investors.

                  [Remainder of page intentionally left blank]

         Please acknowledge your agreement below.

                                     Very truly yours,

                                     THOMAS H. LEE EQUITY FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC,
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Scott L. Jaeckel
                                         --------------------------------------
                                         Name: Scott L. Jaeckel
                                         Title: Managing Director



                                     THOMAS H. LEE PARALLEL FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Scott L. Jaeckel
                                         --------------------------------------
                                         Name: Scott L. Jaeckel
                                         Title: Managing Director



                                     THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

                                     By: THL EQUITY ADVISORS VI, LLC
                                           its general partner
                                     By: THOMAS H. LEE PARTNERS, L.P.,
                                           its sole member
                                     By: THOMAS H. LEE ADVISORS, LLC,
                                           its general partner

                                     By: /s/ Scott L. Jaeckel
                                         --------------------------------------
                                         Name: Scott L. Jaeckel
                                         Title: Managing Director




 [SIGNATURE PAGE TO AMENDED & RESTATED WAL-MART EQUITY PARTICIPATION AGREEMENT]

                                     GS CAPITAL PARTNERS VI FUND, L.P.

                                     By:  GSCP VI Advisors, L.L.C.
                                           its General Partner

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title:  Managing Director and
                                                 Vice President



                                     GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

                                     By:  GSCP VI Offshore Advisors, L.L.C.
                                           its General Partner

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title:  Managing Director and
                                                 Vice President













 [SIGNATURE PAGE TO AMENDED & RESTATED WAL-MART EQUITY PARTICIPATION AGREEMENT]

                                     GS CAPITAL PARTNERS VI GMBH & CO. KG

                                     By:  S Advisors VI, L.L.C.
                                           its Managing Limited Partner

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title:  Managing Director and
                                                 Vice President



                                     GS CAPITAL PARTNERS VI PARALLEL, L.P.

                                     By:  S Advisors VI, L.L.C.
                                           its General Partner

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title:  Managing Director and
                                                 Vice President



                                     GSMP V ONSHORE US, LTD.

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title:  Managing Director and
                                                 Vice President



                                     GSMP V OFFSHORE US, LTD.

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title:  Managing Director and
                                                 Vice President



 [SIGNATURE PAGE TO AMENDED & RESTATED WAL-MART EQUITY PARTICIPATION AGREEMENT]

                                     GSMP V INSTITUTIONAL US, LTD.

                                     By: /s/ Oliver Thym
                                         ---------------------------------------
                                         Name:  Oliver Thym
                                         Title:  Managing Director and
                                                 Vice President




























 [SIGNATURE PAGE TO AMENDED & RESTATED WAL-MART EQUITY PARTICIPATION AGREEMENT]

Accepted and agreed as of
the date first written above:



WAL-MART STORES, INC.

By: /s/ Jane J. Thompson
    ----------------------------------------
    Name: Jane J. Thompson
    Title: Senior Vice President and
           President of Financial Services










                                         Approved as legal terms only

                                         by: /s/ Anthony George
                                             ---------------------------------
                                             Wal-Mart Legal Team

                                         Date: 03-16-08
                                               -------------------------------













 [SIGNATURE PAGE TO AMENDED & RESTATED WAL-MART EQUITY PARTICIPATION AGREEMENT]